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                                                                  Exhibit 10(s)


                               FIRST AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                          DATED AS OF JANUARY 30, 1998


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("First Amendment") dated as of December 11, 1998, between MAX & ERMA'S RESTAURANTS, INC., a Delaware corporation ("Borrower") and THE PROVIDENT BANK, an Ohio banking association (the "Lender").

                                   WITNESSETH:

         WHEREAS, the Borrower and the Lender, parties to the Amended and Restated Loan and Security Agreement, dated as of January 30, 1998 (the "Agreement"), have agreed to amend the Agreement by this First Amendment on the terms and conditions hereinafter set forth. Terms not otherwise defined herein are used as defined in the Agreement as amended hereby.

         NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

         Section 1. AMENDMENT OF THE AGREEMENT. The Agreement is, effective the date hereof, hereby amended as follows:

                  1.1. In Section 1.1(a), the "Maturity Date" shall be changed from January 1, 2004 to August 1, 2006.

                  1.2. Section 1.1(b) is amended and restated in its entirety as follows:

                           (b) MAXIMUM COMMITMENT. The Bank agrees to lend to the Company up to an amount (the "Maximum Commitment") equal to the lesser of (a) the Bank's Baseline Commitment, or (b) the Residual Commitment. The Baseline Commitment of the Bank is $20,000,000 which Baseline Commitment shall decrease by $1,000,000 every three months, with the first decrease to occur on November 1, 2001; PROVIDED, HOWEVER, that $9,000,000 of the Baseline Commitment shall be reserved for a single Loan to be made on or before January 31, 1999 (the "Fixed Rate Advance"), which Fixed Rate Advance shall bear interest as specified in Section 1.4(c). The Residual Commitment shall equal the Baseline Commitment less the scheduled decreases, as reflected in the attached
                           Schedule 1.1(b). The maximum amount of all outstanding Loans of the Bank to the Company under this Agreement shall not exceed the Maximum Commitment of the Bank. The Maximum Commitment of the Bank as adjusted from time


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                           to time is hereinafter called the "Commitment" of the
                           Bank. No Commitment shall become effective until each of the parties hereto shall have executed this Agreement or a counterpart hereof.

                  1.3. Section 1.2 is amended and restated in its entirety as follows:

                           1.2 CANCELLATION OR REDUCTION OF THE COMMITMENT BY THE COMPANY. During the period from and including the date of this Agreement to but excluding the Maturity Date, the Commitment of the Bank may, subject to the payment of the Interest Preservation Amount described in Section 1.5, be cancelled or may be reduced permanently from time to time by the Company in the amount of $100,000 or any larger amount which is a whole multiple of $100,000 upon 10 Banking Days' written notice to the Bank of the Company's election to do so, which notice shall specify the date when such cancellation or reduction shall be effective and on the effective date of such reduction the Commitment of the Bank shall be reduced; PROVIDED that-

                           (a) any such cancellation or reduction shall be irrevocable;

                           (b) in the event of a cancellation of the Commitment of the Bank, (i) the Note shall be paid in full, (ii) all Commitment Fees due to the date of cancellation shall be paid in full and (iii) all expenses due pursuant to Section 10.7 hereof shall be paid in full; and

                           (c) in the event of a reduction of the Commitment of the Bank to an amount less than the principal amount then outstanding hereunder, the Note shall be prepaid so that the unpaid aggregate principal amount of the then outstanding Loans does not exceed the Commitment of the Bank as so reduced.

                  1.4. Section 1.4(b) is amended and restated in its entirety as follows:

                           (b) INTEREST. Each Loan other than the Fixed Rate Advance shall bear interest on the unpaid principal balance of all Loans made by the Bank for each day from the day such Loan is made until it becomes due, at a fluctuating rate per annum which rate will be immediately adjusted upon the execution of this Amendment. Thereafter such

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         rate will be adjusted based upon the Borrower's submission of financial information pursuant to Section 5.2 herein beginning with the quarter ending November, 1995. The interest rate adjustment will be effective the first Monday following receipt by the Bank of the Quarterly Compliance Certificate pursuant to Section 5.4(c) herein. The interest rate will be established from the following schedule based upon the Borrower's ratio of Unsubordinated Indebtedness to the sum of Tangible Net Worth plus Subordinated Debt as of the date of such fiscal quarter end:

Ratio at quarter end                 Rate for following quarter
--------------------                 --------------------------
Less than 0.75:1.0                   The Prime Rate

0.751 through 1.25:1.0               One-quarter percent (1/4%) above
                                     the Prime Rate

1.251 through 1.5:1.0                One half percent (1/2%) above
                                     the Prime Rate

Greater than 1.51:1.0                Three quarters (3/4%) above the
                                     Prime Rate

         Interest on all Loans shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. As used in this Agreement, the term "Prime Rate" on any day shall mean the rate published or announced by the Bank as its "Prime Rate" which rate may not be the Bank's lowest rate. Any change in the interest rate on a Loan due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate. Interest on the Loans shall be payable quarterly on the last day of each December, March, June and September, commencing on the first such date following the initial Loan. To the extent permitted by applicable law, the Bank may charge interest at the foregoing rates on all interest and other amounts owing hereunder which are not paid when due.

1.5.     A new Section 1.4(c) is added to the Agreement as follows:

         (c) The Fixed Rate Advance shall bear interest on the unpaid principal balance from the day such Fixed Rate Advance is made until it becomes due, at a per annum rate of 7.38%. Interest on the Fixed Rate Advance shall be



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                  calculated on the actual number of days elapsed over a year of
                  360 days. Interest on the Fixed Rate Advance shall be payable quarterly on the last day of each December, March, June and September, commencing on the first such date following the disbursement of the Fixed Rate Advance.

         1.6. Section 1.5 is amended and restated in its entirety as follows:

                  1.5 PREPAYMENTS AND RIGHT TO REBORROW. Outstanding Loans may be prepaid in whole at any time or in part from time to time without premium or penalty; PROVIDED, HOWEVER, that any and all prepayments that reduce the outstanding principal balance under the Note to less than the amount of the Fixed Rate Advance will be required to be accompanied by a payment (the "Interest Preservation Amount") equal to two percent (2%) of the difference between the amount of the Fixed Rate Advance and the then-current principal balance outstanding under the Note. No prepayment shall affect the Company's right to reborrow from the Bank under the Commitment of the Bank up to the permissible amount hereunder prior to the Maturity Date.

         1.7. Section 5.1 is amended and restated in its entirety as follows:

                  5.1 USE OF PROCEEDS. The Company shall use the Loan proceeds disbursed pursuant to this Agreement for legal and proper purposes; PROVIDED, HOWEVER, that the Fixed Rate Advance (as defined in Section 1.1(b) hereof) shall be used solely to redeem the convertible subordinated debentures of the Company, and for other specific general corporate purposes approved by the Bank.

         1.8. Section 6.2(b) is amended and restated in its entirety as follows:

                  (b) INDEBTEDNESS/TANGIBLE NET WORTH RATIO. Permit the ratio of Unsubordinated Indebtedness to the sum of Tangible Net Worth plus Subordinated Debt at any time to exceed 1.75 to 1.

         1.9. Exhibit A and Schedule 1.1(b) attached to the Agreement are hereby deleted and replaced by the new Exhibit A-2 and Schedule 1.1(b)-2 attached to this First Amendment.

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         Section 2. GOVERNING LAW. This First Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         Section 3. COSTS AND EXPENSES. The Borrower hereby agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this First Amendment and the other documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Lender with respect thereto.

         Section 4. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 5. CONDITIONS PRECEDENT. Simultaneously with the execution hereof, the Lender shall receive all of the following, each dated the date hereof, in form and substance satisfactory to the Lender:

                  5.1. Certified copies of (a) the resolutions of the board of directors or other appropriate management committee of the Company evidencing authorization of the execution, delivery, and performance of this First Amendment; and (b) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this First Amendment, or the transactions contemplated hereby.

                  5.2. The executed Note.

                  5.3. A $25,000 closing fee.

                  5.4. Such other documents as the Lender may, in its reasonable discretion, so require.

         Section 6. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The Borrower hereby expressly acknowledges and confirms that the representations and warranties of the Borrower set forth in Section 9 of the Agreement are true and accurate on this date with the same effect as if made on and as of this date; that no financial condition or circumstance exists which would inevitably result in the occurrence of an Event of Default under Section 13 of the Agreement; and that no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an Event of Default under Section 13 of the Agreement.

         Section 7. REAFFIRMATION OF DOCUMENTS. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, and all security agreements, pledge agreements, mortgage deeds, notes, assignments, subordination agreements, or other instruments or documents executed in connection with the Agreement. This First Amendment does not constitute the extinguishment of any obligation or


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indebtedness previously incurred, nor does it in any manner affect or impair any security interest granted to the Lender, all of such security interests to be continued in full force and effect until the indebtedness described herein is fully satisfied.

         The parties have executed this First Amendment as of the date first above written.

                                              THE PROVIDENT BANK



                                              By: /s/ Michael G. Guilioli
                                                 -------------------------------
                                              Name:    Michael G. Guilioli
                                              Its:     Senior Vice President



                                              MAX & ERMA'S RESTAURANTS, INC.



                                              By: /s/ William C. Niegsch, Jr.
                                                 -------------------------------
                                              Name:    William C. Niegsch, Jr.
                                              Its:     Executive Vice President


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                                   EXHIBIT A-2

                            [Form of Note to follow]



















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                                SCHEDULE 1.1(b)-2






DATES                                                      RESIDUAL COMMITMENT


Prior to November 1, 2001                                     $20,000,000.00
November 1, 2001 - January 31, 2002                            19,000,000.00
February 1, 2002 - April 30, 2002                              18,000,000.00
May 1, 2002 - July 31, 2002                                    17,000,000.00
August 1, 2002 - October 31, 2002                              16,000,000.00
November 1, 2002 - January 31, 2003                            15,000,000.00
February 1, 2003 - April 30, 2003                              14,000,000.00
May 1, 2003 - July 31, 2003                                    13,000,000.00
August 1, 2003 - October 31, 2003                              12,000,000.00
November 1, 2003 - January 31, 2004                            11,000,000.00
February 1, 2004 - April 30, 2004                              19,000,000.00
May 1, 2004 - July 31, 2004                                     9,000,000.00
August 1, 2004 - October 31, 2004                               8,000,000.00
November 1, 2004 - January 31, 2005                             7,000,000.00
February 1, 2005 - April 30, 2005                               6,000,000.00
May 1, 2005 - July 31, 2005                                     5,000,000.00
August 1, 2005 - October 31, 2005                               4,000,000.00
November 1, 2005 - January 31, 2006                             3,000,000.00
February 1, 2006 - April 30, 2006                               2,000,000.00
May 1, 2006 - July 31, 2006                                     1,000,000.00
August 1, 2006                                                          0











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